UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2009

Date of Report (Date of earliest event reported)

TRIMAX CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-32749	76-0616468

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

375 University Avenue Suite 800 Toronto, Ontario, Canada	M5G 2J5

(Address of principal executive offices)	(Zip Code)

416 -907-5785

Registrant’s telephone number, including area code

  8300 East Via de Ventura, #1024

        Scottsdale, AZ 85253 USA

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company disassociates itself with the unauthorized filing of the June 30, 2009 Form 10-Q filed on September 4, 2009. In conjunction with this unauthorized filing of the Form 10-Q for the quarter ending June 30, 2009 filed on September 4, 2009 by the Company’s former CEO, the Company notes that this filing was not prepared by Company management and was not reviewed by the Company’s auditors. The September 4, 2009 filing does not contain proper financial statements for the quarter ended June 30, 2009. The financial statements as filed on September 4, 2009 were not prepared by the Company and contain numerous errors and omissions in its disclosures of the Company’s transactions during and subsequent to the quarter ended June 30, 2009. In order to correct such errors, the Company intends to file an amendment to the Form 10-Q for the quarter ended June 30, 2009.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm Chisholm, Bierwolf, Nilson & Morrill, LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION
Date: September 9, 2009	By:	/s/ Naim Chaudhry
Naim Chaudhry
President